Exhibit 99.1

News Release

Graham Corporation ◆ 20 Florence Avenue ◆ Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Names Christopher Thome as Chief Financial Officer

BATAVIA, NY, March 9, 2022 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the defense/space, energy/new energy and chemical/petrochemical industries, announced today that Christopher J. Thome will join Graham Corporation as Vice President - Finance and Chief Financial Officer effective April 4, 2022. He joins Graham from Allied Motion Technologies Inc. (Nasdaq: AMOT) where he served as Corporate Controller and Treasurer. He brings nearly 30 years of experience in finance and accounting leadership, audit, public company financial reporting, treasury, operational accounting and shared services implementation.

Daniel J. Thoren, President and Chief Executive Officer of the Company, commented, “We are excited to have Chris join the Graham team. We expect his significant experience with financial controls, shared services, treasury, tax and operational cost accounting to be of great value as we continue to evolve Graham into a diversified industrial technology company serving the defense and energy industries. He has demonstrated critical leadership skills, initiative, strong financial controls and operational knowledge while implementing processes that improve efficiencies and reduce costs. While we have current challenges that we are addressing, we are encouraged about the future of the Company and believe we are building a team that can drive growth and deliver value for our shareholders.”

Prior to his role at Allied Motion, Mr. Thome held progressively advancing roles at Integer Holdings (NYSE: ITGR) including Senior Director – Treasurer and Senior Director – Financial Reporting, Treasury Operations and Shared Services. He also previously was Vice President – Reporting and Investor Relations Manager with First Niagara Financial Group. He began his career as a Senior Accountant with PricewaterhouseCoopers LLP. Mr. Thome, a Certified Public Accountant, earned his B.S. in accounting at Canisius College and his Executive M.B.A. at the University at Buffalo SUNY.

Mr. Thome succeeds Jeffrey F. Glajch, who previously announced his retirement from Graham.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the defense/space, energy/new energy and chemical/petrochemical industries. The Graham and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenics, and turbomachinery technologies, as well as the Company’s responsive and flexible service and unsurpassed quality.

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Graham Corporation Names Christopher Thome as Chief Financial Officer

March 9, 2022

Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “anticipates,” “indicates”, “believes,” “will,” “can,” “possible,” “opportunities,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, the evolution and future of the Company and its management, the Company’s opportunities, the Company’s ability to deliver value to its shareholders, , and its operating strategy are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors,” its quarterly reports on Form 10-Q, and other filings it makes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

Phone: (716) 843-3908

dpawlowski@keiadvisors.com

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